                                                                    Exhibit 10.7



                          SECURITIES PURCHASE AGREEMENT


                                      AMONG


                             THE BUYERS NAMED HEREIN


                                       AND


                          CENTURION INTERNATIONAL, INC.

                                   DATED AS OF

                                SEPTEMBER 6, 2000

                                TABLE OF CONTENTS


SECTION 1.  PURCHASE AND SALE OF THE SERIES C PREFERRED.................       1
      1.1   Issuance, Sale and Delivery of the Series C Preferred.......       1

SECTION 2.  CLOSING TRANSACTIONS........................................       1
      2.1   Closing.....................................................       1
      2.2   Transfers...................................................       1

SECTION 3.  CONDITIONS TO CLOSING.......................................       2
      3.1   Conditions Precedent to Buyers' Obligations.................       2
      3.2   Conditions to the Company's Obligations.....................       3

SECTION 4.  COVENANTS...................................................       4
      4.1   Financial Statements and Other Information..................       4
      4.2   Inspection of Property......................................       5
      4.3   Affirmative Covenants of the Company........................       5
      4.4   Pre-Closing Covenants.......................................       6

SECTION 5.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.......       7
      5.1.  Organization, Corporate Power and Licenses..................       7
      5.2.  Capital Stock and Related Matters; Subsidiaries.............       7
      5.3.  Authorization; No Breach....................................       8
      5.4.  Consents....................................................       9
      5.5   Financial Statements........................................       9
      5.6   Absence of Undisclosed Liabilities..........................       9
      5.7   Absence of Material Adverse Change..........................       9
      5.8   Absence of Certain Developments.............................       9
      5.9   Title to Properties.........................................      10
      5.10  Environmental and Safety Matters............................      11
      5.11  Tax Matters.................................................      12
      5.12  Intellectual Property Rights................................      13
      5.14  Brokerage...................................................      13
      5.15  Employees...................................................      13
      5.16  Employee Benefit Plans......................................      13
      5.17  Insurance...................................................      14
      5.18  Licenses, Compliance with Law, Other Agreements, Etc........      14
      5.19  Customers and Suppliers.....................................      14
      5.20  Disclosure..................................................      14

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYERS....................      15
      6.1   Organization and Power......................................      15
      6.2   Authorization...............................................      15
      6.3   Investment Representations..................................      15

SECTION 7.  TERMINATION.................................................     15
      7.1   Termination.................................................     15
      7.2   Effect of Termination.......................................     16

SECTION 8.  ADDITIONAL AGREEMENTS.......................................     16
      8.1   Transfer Taxes..............................................     16
      8.2   Press Releases and Announcements............................     16
      8.3   Expenses....................................................     16
      8.4   Survival, Representations and Warranties. ..................     16
      8.5   Indemnification Obligation of the Company...................     17
      8.6   Indemnification Obligation of Buyers........................     17
      8.7   Indemnification Procedures..................................     18
      8.8   Payment.....................................................     19

SECTION 9.  DEFINITIONS.................................................     19

SECTION 10. MISCELLANEOUS...............................................     23
      10.1  Amendment and Waiver........................................     23
      10.2  Notices.....................................................     23
      10.3  Binding Agreement; Assignment...............................     24
      10.4  Severability................................................     24
      10.5  No Strict Construction......................................     24
      10.6  Headings....................................................     24
      10.7  Entire Agreement............................................     25
      10.8  Counterparts................................................     25
      10.9  Parties in Interest.........................................     25
      10.10 WAIVER OF JURY TRIAL........................................     25
      10.11 Governing Law; Consent to Jurisdiction......................     25
      10.12 Other Definitional Provisions...............................     25


                                       ii
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                                LIST OF SCHEDULES

Schedule 5.2      -     Capitalization
Schedule 5.3      -     Authorizations
Schedule 5.4      -     Consents
Schedule 5.6      -     Undisclosed Liabilities
Schedule 5.8      -     Absence of Certain Developments
Schedule 5.9      -     Property
Schedule 5.10     -     Environmental
Schedule 5.11     -     Tax Matters
Schedule 5.12     -     Intellectual Property Rights
Schedule 5.13     -     Litigation
Schedule 5.16     -     Employee Benefit Plans

                          SECURITIES PURCHASE AGREEMENT

            This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of September 6, 2000 by and among Cornerstone Equity Investors IV, L.P., a Delaware limited partnership, the State of Wisconsin Investment Board, Prudential Private Equity Investors III, L.P., a Delaware limited partnership, Randolph Street Partners III, K&E Investment Partners, LLC- 2000DIF, Kuck Investment Partners, L.P., a Delaware limited partnership, P. Jackson Bell, Behlman Family Revocable Trust (collectively the "Buyers" and individually, a "Buyer") and Centurion International, Inc., a Nebraska corporation (the "Company"). Certain capitalized terms used herein are defined in Section 9.

            Subject to the terms and conditions set forth in this Agreement, each of the Buyers desires to purchase that number of shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred") set forth on Annex 1 attached hereto and the Company desires to sell all of such Series C Preferred to the Buyers.

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  PURCHASE AND SALE OF THE SERIES C PREFERRED.

            1.1 Issuance, Sale and Delivery of the Series C Preferred. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date the Company agrees to issue and sell to each of the Buyers, and each of the Buyers hereby severally and not jointly agrees to purchase from the Company, that number of shares of Series C Preferred set forth opposite such Buyer's name on Annex 1 attached hereto at an aggregate purchase price set forth on Annex 1 attached hereto (the "Purchase Price").

            SECTION 2.  CLOSING TRANSACTIONS.

            2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kirkland & Ellis, 153 E. 53rd Street, New York, New York 10022 at 10:00 a.m. on September 6, 2000, or on such other date or at such other location mutually agreed upon by the Buyers and the Company. The date and time of the Closing are herein referred to as the "Closing Date."

            2.2 Transfers. Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions (the "Closing Transactions") on the Closing Date:

                  (a) the Company will deliver to each of the Buyers a stock certificate representing that number of shares of Series C Preferred set forth opposite such Buyer's name under the heading "Shares Purchased Hereunder" on Annex 1 hereto;

                  (b) each of the Buyers will deliver to the Company the amount set forth opposite such Buyer's name under the heading "Purchase Price" on Annex 1 hereto by wire transfer of immediately available funds to an account designated in writing by the Company; and

                  (c) the Buyers and the Company, as applicable, shall cause the opinions, certificates, and other documents and instruments to be delivered pursuant to Section 3.

            SECTION 3.  CONDITIONS TO CLOSING.

            3.1 Conditions Precedent to Buyers' Obligations. The obligations of the Buyers to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of the Company contained in Section 5 and in any writing delivered pursuant hereto shall be true and correct in all material respects when made and at and as of the time of the Closing;

                  (b) All governmental filings, authorizations and approvals that are required to be made or obtained by the Company for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms reasonably satisfactory to Buyers and no action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                  (c) All acts or covenants required hereunder to be performed by the Company prior to the Closing shall have been performed by it in all material respects;

                  (d) The Company shall have received all consents and waivers by third parties that are required for the issuance of the Series C Preferred or the consummation of the transactions contemplated hereby on terms reasonably satisfactory to Buyers (including (i) waivers of all shareholders' contractual or other preemptive and similar rights, and (ii) any consents required in order that the transactions contemplated hereby do not constitute a breach of, a default under, or a termination or modification of any material agreement to which the Company is a party or to which any portion of the property of the Company is subject);

                  (e) Since June 30, 2000, there will have been no change, circumstance or event which has had or which could reasonably be expected to have a Material Adverse Effect;

                  (f) The Company's Articles of Incorporation (the "Articles of Incorporation") shall have been amended substantially in the form of Annex 2 attached hereto to reflect the terms of and to authorize the issuance of the Series C Preferred (the "Amended Articles of Incorporation"), shall be in full force and effect under the laws of Nebraska as of the Closing Date as so amended and shall not have been further amended or modified;

                  (g) The Company and each other party thereto shall have executed and delivered the Registration Rights Agreement and Stockholders Agreement each in form and substance reasonably acceptable to Buyers;

                  (h) Buyers shall have received the written opinion of Kirkland & Ellis, special counsel to the Company, substantially in the form of Annex 3 hereto;

                  (i) Buyers shall have received the written opinion of Baird, Holm, McEachen, Pedersen, Nebraska counsel to the Company, substantially in the form of Annex 4 hereto;

                  (j) The Company shall have delivered to the Buyers:

                   (i) certificates of a duly authorized officer of the Company dated as of the Closing Date (A) stating that the conditions in Sections 3.1(a) through (e) have been satisfied and (B) setting forth the resolutions of the Board and the Company's shareholders, as required, authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended;

                  (ii) copies of all third party and governmental consents,
            waivers, approvals and filings required in connection with the consummation of the transactions contemplated hereby; and

                 (iii) such other documents relating to the transactions
            contemplated hereby as the Buyers may reasonably request.

Any condition specified in this Section 3.1 may be waived by each Buyer with respect to itself in its sole discretion; provided, that no such waiver will be effective against any particular Buyer unless it is set forth in writing by such Buyer.

            3.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) the representations and warranties set forth in Section 6 will be true and correct in all material respects when made and at and as of the Closing Date;

            (b) Buyers will have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

            (c) all governmental filings, authorizations and approvals that are required to be made or obtained by Buyers for the consummation of the transactions contemplated hereby, if any, will have been duly made and obtained on terms reasonably satisfactory to the Company and no action, suit investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

            (d) on or prior to the Closing Date, each Buyer will have delivered to the Company a certificate from such Buyer, dated the Closing Date, stating that the conditions specified in Sections 3.2(a) through 3.2(c) above have been satisfied with respect to such Buyer; and

            (e) Buyers shall have delivered to the Company such other documents relating to the transactions contemplated hereby as the Company may reasonably request.

Any condition specified in this Section 3.2 may be waived by the Company in its sole discretion with respect to each Buyer; provided, that no such waiver will be effective unless it is set forth in writing by the Company.

            SECTION 4.  COVENANTS.

            4.1 Financial Statements and Other Information. So long as the Company does not have any class or securities registered with the Securities and Exchange Commission, the Company shall deliver to each Buyer holding 10% or more of the Series C Preferred:

            (a) as soon as available to the Company, and in no event later than ninety (90) days after the end of each fiscal year, consolidated and consolidating audited statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth comparisons to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied and certified without qualification by Ernst & Young, L.L.P. or any other "big-six" accounting firm selected by the Company, accompanied by (i) a management discussion and analysis of such financial statements and comparisons, and (ii) to the extent available, such firm's annual management letter to the Company's Board of Directors; provided that if statements of income and balance sheets are not consolidated, the Company shall deliver such statements and balance sheets with respect to each of the Company and its Subsidiaries (the "Annual Financial Statements");

            (b) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, consolidated and consolidating unaudited statements of income and cash flows of the fiscal quarter of the Company and its Subsidiaries for such quarterly period, and consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarterly period; provided that if such statements of income and balance sheets are not consolidated, the Company shall deliver such statements and balance sheets with respect to each of the Company and its Subsidiaries (the "Quarterly Financial Statements");

            (c) within thirty (30) days after the beginning of each fiscal year, a final annual budget (the "Annual Budget"), prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets).

            4.2 Inspection of Property. The Company shall permit, and cause its Subsidiaries to permit, as applicable, any Buyer who holds 10% or more of the Series C Preferred or any representatives designated by any such holder, upon reasonable notice to the Company and during normal business hours, to (a) visit and inspect any of the properties of the Company or any of its

Subsidiaries, (b) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the officers, key employees and independent accountants of the Company or its Subsidiaries. The presentation of an executed copy of this Agreement to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

            4.3 Affirmative Covenants of the Company. Unless Buyers holding at least 66.67% of the Series C Preferred (the "Required Buyers") otherwise consent in writing, the Company shall and shall cause each of its Subsidiaries to:

            (a) at all times cause to be done all things reasonably necessary to maintain, preserve and renew such Person's corporate existence and all material Licenses, authorizations and permits necessary to the conduct of their respective businesses;

            (b) own all right, title and interest in and to, or have a valid and enforceable license to use, all Intellectual Property Rights necessary to conduct their respective businesses and maintain, protect and enforce all such Intellectual Property Rights;

            (c) maintain and keep the properties necessary to conduct their respective businesses in such state of repair, working order and condition as is reasonably necessary to permit the Company and its Subsidiaries to conduct their respective businesses;

            (d) pay and discharge when payable (i) all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and (ii) all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of their respective properties, in each case unless, and to the extent that, the same are being contested in good faith and by appropriate proceedings;

            (e) comply with all other obligations which such Person incurs pursuant to any material contract or agreement, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings;

            (f) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities;

            (g) maintain proper books of record and account which fairly present such Person's financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied, except as otherwise approved by the independent auditors of the Company or its Subsidiaries, as applicable;

            (h) maintain adequate insurance, including title insurance for all Owned Property, covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business in similar geographic areas;

            (i) comply in all material respects with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond promptly to any release or threatened release of any hazardous materials in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information, or conduct such studies or assessments, relating to matters arising under Environmental and Safety Requirements as Buyers may reasonably request; and

            (j) at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of shares of Common Stock issuable upon the conversion of all outstanding Series C Preferred. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

            4.4   Pre-Closing Covenants.

            (a) Prior to the Closing, each of the parties hereto covenants and agrees that it will, and will cause its Subsidiaries to, cooperate with the other party and use all commercially reasonable efforts to cause the conditions of such other party's obligation to close to be satisfied (including the execution and delivery of all agreements contemplated hereunder to be so executed and delivered);

            (b) Prior to Closing, the Company shall give prompt written notice to Buyers of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will result in the failure to satisfy any of the conditions specified in Section 3.1 (provided that such written notice (x) shall specify the representation or warranty so breached and (y) will not be deemed to amend the Schedules attached hereto unless so accepted as such by the Buyers in writing prior to the Closing Date, in which event such written acceptance shall be deemed to cure the breach of any such representation or warranty and amend and/or supplement the Schedule related to such representation or warranty) or (ii) any failure in any material respect of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Related Documents. The Company shall give prompt written notice to the Buyers of any development of which it is aware which is reasonably likely to have a Material Adverse Effect.

            SECTION 5.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.

            As a material inducement to each Buyer to enter into this Agreement and purchase the Series C Preferred, the Company hereby represents and warrants to the Buyers that:

            5.1. Organization, Corporate Power and Licenses. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and is duly authorized to conduct business in every jurisdiction where such qualification is required and where the failure to be so qualified would have a Material Adverse Effect. Each of the Company and its Subsidiaries possesses all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement other than such failures as would not be reasonably likely to have a Material Adverse Effect. The copies of the charter documents and bylaws which have been furnished to the Buyers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            5.2.  Capital Stock and Related Matters; Subsidiaries.

            (a) As of immediately prior to the Closing, the authorized capital stock of the Company consists of 819,745 shares of Common Stock, 160,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share and 90,000 shares of Series B Redeemable Preferred Stock, par value $0.01 per share. The Capitalization Schedule 5.2 attached hereto sets forth the capitalization of each of the Company and its Subsidiaries, any securities convertible or exchangeable for any equity securities of the Company or its Subsidiaries and any options or other rights to purchase equity securities of the Company. Other than as set forth on Schedule 5.2, none of the Company or any of its Subsidiaries has outstanding (1) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (2) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights.

            (b) The shares of Series C Preferred have been duly and validly authorized and, when issued and delivered against payment of the Purchase Price, will be duly and validly issued and fully paid and nonassessable. The Company has duly authorized and reserved for issuance all shares of Common Stock issuable upon conversion of any or all shares of Series C Preferred. Upon the conversion of any shares of Series C Preferred, the Common Stock issuable in connection with such conversion will be duly and validly issued and fully paid and nonassessable. The certificates evidencing the shares of Series C Preferred comply with all applicable requirements of Nebraska law. None of the shares of Series C Preferred, and none of the shares of Common Stock issuable upon conversion of the shares of Series C Preferred will be issued or sold in violation of any preemptive rights of stockholders.

            (c) The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of the Series C Preferred. Other than the Stockholders

Agreement and the Registration Rights Agreement, there are no voting trusts, proxies, or other agreements or understandings among the Company and its shareholders with respect to the voting, transfer or registration of the Company's capital stock.

            (d) Schedule 5.2 sets forth each Subsidiary of the Company and each Subsidiary's jurisdiction of incorporation. Except as set forth on Schedule 5.2, each of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

            5.3. Authorization; No Breach. The Company's execution, delivery and performance of this Agreement, the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and the Related Documents constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and all other agreements and instruments contemplated hereby to which the Company or any Subsidiary of the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company or such Subsidiary, enforceable in accordance with its terms, except, in each case, as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on the attached Authorization Schedule 5.3, and except for instances which could not reasonably be expected to have a Material Adverse Effect, the execution and delivery by the Company of this Agreement, the Related Documents and all other agreements and instruments contemplated hereby and thereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company or such Subsidiary do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or notice or declaration to, the Articles of Incorporation or bylaws of the Company or any of its Subsidiaries, or any Law to which the Company or any of its Subsidiaries is subject, or any order, judgment or decree or any material agreement or instrument to which the Company or any of its Subsidiaries is subject.

            5.4. Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except as set forth on the attached Consents Schedule 5.4.

            5.5 Financial Statements. The Company has furnished the Buyers with copies of each of the Company's and its Subsidiaries' (a) balance sheet as of December 31, 1999 and the related statements of income and cash flow for the twelve (12) months then ended (the "Audited Financial Statements"), and (b) unaudited balance sheet as of June 30, 2000 and the related statements of income and cash flow for the six (6) months then ended (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Each of the Financial Statements presents fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the times and for the periods referred to therein and have been prepared in accordance with GAAP, consistently applied, except that the Unaudited Financial Statements do not reflect normal year-end adjustments or contain footnote disclosure.

            5.6 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 5.6 attached hereto, none of the Company or any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) except (a) liabilities reflected on the Financial Statements or not required to be disclosed thereon in accordance with GAAP, (b) liabilities which have arisen after June 30, 2000 in the ordinary course of business consistent with past custom and practice (none of which liabilities is a liability that could reasonably be expected to have a Material Adverse Effect) and (c) obligations and liabilities which individually and in the aggregate could not be reasonably expected to have a Material Adverse Effect.

            5.7 Absence of Material Adverse Change. Since December 31, 1999, there has been no change or event resulting in or which would have a Material Adverse Effect.

            5.8 Absence of Certain Developments. Except as set forth in Schedule
5.8 attached hereto or as contemplated by this Agreement since June 30, 2000, none of the Company or any of its Subsidiaries has:

            (a) redeemed or repurchased, directly or indirectly, any shares of capital stock or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock;

            (b) issued or sold any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any of its Subsidiaries;

            (c) incurred any Indebtedness in excess of $250,000 in the aggregate;

            (d) mortgaged, pledged or subjected to any Lien other than Permitted Liens, charge or any other encumbrance, all or any material portion of its properties or assets;

            (e) sold, leased, assigned or transferred any portion of its tangible or intangible assets with a value in excess of $250,000 in the aggregate or canceled any debts or claims in excess of $250,000 in the aggregate owing to or held by it in any such case without fair consideration;

            (f) suffered any theft, taking by power of eminent domain, damage, destruction or casualty loss in excess of $250,000 to its tangible assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

            (g) made any capital expenditures or commitments therefor in excess of $750,000 in the aggregate;

            (h) made any loans or advances to, or guarantees for the benefit of, any Person other than to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice; or

            (i) agreed to do any of the foregoing.

            5.9 Title to Properties.

            (a) Schedule 5.9 contains a list of all of the real property owned by each of the Company and its Subsidiaries (collectively, the "Owned Property").

            (b) Schedule 5.9 attached hereto contains a list of all of the real estate leased, used or occupied by each of the Company and its Subsidiaries (collectively, the "Leased Property" and together with the Owned Property, the "Real Property").

            (c) The Company has made available to the Buyers copies of each of the leases or subleases listed on Schedule 5.9 (the "Leases") and none of the Leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies made available to Buyers. None of the Company or any of its Subsidiaries is in material default, and to the Knowledge of the Company no circumstances exist which could result in a material default by the Company or any of its Subsidiaries or by any other party, under any of the Leases.

            (d) To the Knowledge of the Company, the Leases are valid, binding, enforceable and in full force and effect and the Company or its Subsidiaries holds a valid and existing leasehold interest under each of the Leases for the term set forth therein.

            (e) Except as disclosed on Schedule 5.9 attached hereto, all of the buildings, improvements and fixtures leased under the Leases are in reasonably good condition and repair (ordinary wear and tear excepted).

            (f) Except as set forth on Schedule 5.9, each of the Company and its Subsidiaries owns marketable title, free and clear of all Liens, charges, security interests and encumbrances to all of the material personal property and material assets necessary for the conduct of their respective businesses.

            (g) The buildings, machinery, equipment, vehicles and other tangible assets of each of the Company and its Subsidiaries necessary for the conduct of its respective businesses are in reasonably good operating condition and repair (ordinary wear and tear excepted).

            5.10  Environmental and Safety Matters.

            (a) Except as set forth on Schedule 5.10 attached hereto and except for instances which could not reasonably be expected to have a Material Adverse
Effect:

                   (i) Each of the Company and its Subsidiaries has complied and is in compliance with all Environmental Requirements in all material respects.

                  (ii) None of the Company or any of its Subsidiaries has
            received any claim, complaint, citation, report or other written or oral notice regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental Requirements.

                 (iii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its Subsidiaries will prevent, hinder or materially limit continued compliance with Environmental Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Requirements.

                  (iv) None of the Company or any of its Subsidiaries has,
            either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental Requirements other than in connection with the acquisition of all or substantially all of the capital stock or assets of such person.

                   (v) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

            5.11 Tax Matters. Except as set forth on Schedule 5.11 attached hereto and except for instances which could not reasonably be expected to have a Material Adverse Effect:

            (a) Each of the Company and its Subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes which have become due and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully paid. None of the Company or any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or the assets of any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. Schedule
5.11 lists the dates as of and for which the Tax Returns of the Company or any of its Subsidiaries were audited and closed and lists the jurisdictions in which the Company or any of its Subsidiaries files or is required to file any such Tax Return. Except as listed on Schedule 5.11, there is no tax audit or examination now pending or, to the Knowledge of the Company, threatened with respect to the Company.

            (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

            (c) There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the officers or employees responsible for Tax matters of the Company or such Subsidiary have knowledge based upon personal contact with any agent of such authority.

            (d) None of the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) None of the Company or any of its Subsidiaries (i) has been a member of an Affiliated Group (other than an Affiliated Group of which the Company is or was the common parent) filing a consolidated federal income Tax Return and (ii) has any Liability for the Taxes of any Person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (f) The unpaid Taxes of each of the Company and its Subsidiaries (i) did not, as of December 31, 1999, exceed the combined total amount of income Taxes and deferred Taxes payable as set forth in the Financial Statements and
(ii) do not exceed that provision as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing its Tax Returns.

            5.12  Intellectual Property Rights.

            (a) Each of the Company and its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company or such Subsidiary as presently conducted and as presently proposed to be conducted, free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 5.12, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any of its Subsidiaries could not reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary, and, to the Knowledge of the Company, no such loss or expiration is threatened or pending.

            5.13 Litigation; Proceedings. Set forth on Schedule 5.13 is a list and description of all claims, suits, proceedings or investigations currently pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any officer or director thereof or the business of the Company or any of its Subsidiaries, in each case, that would reasonably be expected to result in liability of the Company or any Subsidiary exceeding $100,000.

Except as set forth on Schedule 5.13, no such claim, suit, proceeding or investigation, would have a Material Adverse Effect or a material adverse effect on the ability of any officer or director to participate in the affairs of the Company or any of its Subsidiaries.

            5.14 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement or the Related Documents based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

            5.15 Employees. Except as listed on Schedule 5.15, since June 30, 2000, no key employee and no group of employees has terminated, or to the Knowledge of the Company plans to terminate, employment with the Company or any of its Subsidiaries. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. To the Knowledge of the Company, there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. Neither the Company nor any of its Subsidiaries has committed any unfair labor practice or materially violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals, in either case, which would reasonably be likely to result in any material liability.

            5.16 Employee Benefit Plans. Schedule 5.16 attached hereto sets forth a list of each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other material employee benefit plan, program or arrangement sponsored by each of the Company and its Subsidiaries. Each such item listed on Schedule 5.16 is referred to herein as a "Plan" and collectively as the "Plans." None of the Company or any of its Subsidiaries maintains, contributes to, or has any liability under (or with respect to) any "defined benefit plan" (as defined in Section 3(35) of ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA). Each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Plan is so qualified. Each of the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in material compliance with their terms and with the applicable provisions of ERISA, the Code, and any other applicable laws.

            5.17 Insurance. The Company currently has in place insurance policies covering such types or risk and in such amounts as are customary for corporations of similar size engaged in similar lines of business in similar geographic areas as the Company. To the Knowledge of the Company, all such policies are in full force and effect and enforceable in accordance with their terms.

            5.18 Licenses, Compliance with Law, Other Agreements, Etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation in any material respects of any order or decree of any court, or of any law, order or regulation of any governmental authority, or of the provisions of any material contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation. The Company's and the Company's Subsidiaries' respective businesses have been conducted in all material respects in compliance with all federal, state and local laws, ordinances, rules and regulations, except where such violations, defaults or noncompliance would not have a Material Adverse Effect.

            5.19 Customers and Suppliers. Since June 30, 2000, no material vendor of the Company or any of its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or such Subsidiary, and no material customer of the Company or any of its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, buying services from the Company or such Subsidiary.

            5.20 Disclosure. This Agreement (including the Schedules attached hereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make each statement contained herein not misleading in light of the circumstances prevailing at the time such statement was made.

            5.21 No Conflict of Interest. To the Knowledge of the Company, no officer or employee of the State of Wisconsin Investment Board ("SWIB") has or will receive, directly or indirectly, a personal interest in the Company or its property or anything of substantial economic value for his or her private benefit from the Company, or anyone acting on its behalf, in connection with the investment(s) made pursuant to this Agreement.

            5.22 No Bad Actor. Neither the Company nor, to the Knowledge of the Company, any of its affiliates, directors or officers is or has (except as described on Schedule 5.22) been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, tax, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by investors in a common investment vehicle for violation of duties owed to the investors. The Company covenants that it will notify SWIB within five days in the event any such action or prosecution is initiated during the term of this investment.

            SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYERS.

            As a material inducement to the Company to enter into this Agreement and sell the Series C Preferred, each of the Buyers hereby represents and warrants, severally and not jointly, to the Company that:

            6.1 Organization and Power. Such Buyer is an entity duly organized and validly existing under the laws of the State or jurisdiction of its incorporation or organization, as applicable. Such Buyer has full power and authority to enter into this Agreement and perform its obligations hereunder.

            6.2 Authorization. The execution, delivery and performance of this Agreement by such Buyer and the consummation of the transactions contemplated hereby by such Buyer has been duly and validly authorized by all requisite action on the part of such Buyer, and no other proceedings on such Buyer's part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of such Buyer, enforceable in accordance with its terms.

            6.3 Investment Representations. Such Buyer hereby represents that it is acquiring the Series C Preferred purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and not with a view to, or intention of, distribution thereof in violation of the federal securities laws or any applicable state securities laws, and that it will not sell such securities in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent the Buyers and subsequent holders of Series C Preferred from transferring such securities in compliance with the provisions of the Shareholders Agreement and applicable federal and state securities laws. Such Buyer hereby acknowledges that the Series C Preferred have not been registered under the Securities Act and therefore cannot be sold unless registered under the Securities Act or sold pursuant to an exemption thereunder. Such Buyer further represents that it is an "accredited investor" as defined by 17 CFR
Section 230.501(a) under the Securities Act, as in effect on the date hereof.

            SECTION 7.  TERMINATION.

            7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent of the Required Buyers and the Company;

            (b) by the Required Buyers or the Company if there has been a material misrepresentation or breach on the part of the Buyers in the case of the Company or the Company in the case of the Buyers in the representations and warranties set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby, unless such terminating party's willful breach of this Agreement has caused the condition to be unsatisfied; or

            (c) by the Required Buyers or the Company if the Closing has not occurred on or prior to September 30, 2000; provided, that a party may not terminate this Agreement pursuant to this Section 7.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

            7.2 Effect of Termination. In the event of termination of this Agreement by the Required Buyers or the Company as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof other than the obligations of the parties pursuant to Sections 8.2, 8.4, 10.9, 10.11 and 10.12 except that nothing herein will relieve any party from liability resulting from any breach of this Agreement prior to such termination.

            SECTION 8.  ADDITIONAL AGREEMENTS.

            8.1 Transfer Taxes. The Company shall pay any transfer Taxes imposed on the Company or any Buyer as a result of the purchase and sale of the stock of the Company pursuant to this Agreement.

            8.2 Press Releases and Announcements. No press releases or public announcement related to this Agreement or the transactions contemplated herein, or other related announcements to the employees, customers or suppliers of the Company will be issued without the mutual approval of the Company and the Buyers except if required by applicable law or governmental regulation or by order of a court of competent jurisdiction, in which case prior to making the release or announcement the party required to make such release or announcement shall give written notice to the other parties hereto describing in reasonable detail the proposed content of such release or announcement and shall permit such other parties to review and comment upon the form and substance of such release or announcement.

            8.3 Expenses. The Company agrees to reimburse Buyers for their reasonable fees and expenses (including legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement, the Related Documents and the consummation of the transactions contemplated hereby and thereby.

            8.4 Survival, Representations and Warranties. The respective representations and warranties of the Company and Buyers contained herein or in any certificates or other documents delivered at the Closing shall not be deemed waived or otherwise affected by any investigation, inquiry or examination made by or on behalf of any party hereto, or the knowledge of any party's officers, directors, shareholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder. The representations and warranties provided for in this Agreement shall survive for 15 months beyond the Closing Date provided that the representations and warranties made fraudulently and the representations and warranties contained in Section 5.2 hereof shall survive indefinitely, provided, further, that the representations and warranties pertaining to taxes shall survive for a period equal to the applicable statute of limitations, provided, further, that any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to this Section 8.5 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The indemnification provisions contained in Sections 8.5 through 8.9 of this Agreement are the sole remedy available to the Buyers in the case of any breach of representation or warranty or covenant herein to the exclusion of any statutory, equitable, or common law remedy any party hereto may have for any breach of any representation, warranty, or covenant.

            8.5   Indemnification Obligation of the Company.

            (a) The Company agrees to indemnify each of the Buyers and each of their affiliates, stockholders, partners, managers, members, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "Buyer Indemnitees") in respect of, and save and hold each Buyer Indemnitee harmless against and pay on behalf of or reimburse each Buyer Indemnitee as and when incurred, any Losses which any Buyer Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

                   (i) any facts or circumstances which constitute a misrepresentation or breach by the Company set forth in this Agreement (including any Schedule), or any certificate delivered by the Company pursuant to this Agreement (provided that the Company is given written notice of such Loss during the survival period specified in Section 8.5 above); or

                  (ii) any nonfulfillment or breach of any covenant of the Company or set forth in this Agreement.

            (b) Notwithstanding the foregoing, the Company shall not be required to indemnify the Buyer Indemnitees in respect of any Losses any Buyer Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in this Section 8.5 unless the aggregate of all such Losses exceeds $100,000 (but, if such claims exceed $100,000 in the aggregate, such Buyer Indemnitee shall be entitled to recover from the first dollar). In no event shall the Company be obligated to indemnify the Buyer Indemnitees hereunder in respect of any Losses the Buyer Indemnitees suffer, sustain, or become subject to, as a result of or by virtue of any of the occurrences referred to in this Section 8.5 in the aggregate in excess of the Purchase Price.

            8.6 Indemnification Obligation of Buyers. Each of the Buyers will severally but not jointly indemnify the Company and its respective affiliates, stockholders, officers, managers, directors, employees, agents, representatives and successors and assigns (collectively, the "Company Indemnitees") in respect of, and save and hold each Company Indemnitee harmless against any Losses which such Company Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

            (a) any facts or circumstances which constitute a misrepresentation of or breach by such Buyer set forth in this Agreement or any certificate delivered by such Buyer pursuant to this Agreement (provided that such Buyer is given written notice of such Loss during the applicable survival period specified in Section 8.4 above); or

            (b) any nonfulfillment or breach of any covenant or agreement of such Buyer set forth in this Agreement.

            (c) Notwithstanding the foregoing, the Buyers shall not be required to indemnify the Company Indemnitees in respect of any Losses any Company Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in this Section 8.6 unless the aggregate of all such Losses exceeds $100,000 (but, if such claims exceed $100,000 in the aggregate, such Company Indemnitee shall be entitled to recover from the first dollar). In no event shall the Buyers be obligated to indemnify the Company Indemnitees hereunder in respect of any Losses the Company Indemnitees suffer, sustain, or become subject to, as a result of or by virtue of any of the occurrences referred to in this Section 8.6 in the aggregate in excess of the Purchase Price.

            8.7 Indemnification Procedures.

            (a) Any Person making a claim for indemnification pursuant to
Section 8.5 or 8.6 above (each, an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by any Person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 8.5 or 8.6 above, as applicable, except to the extent that such failure actually harms the Indemnifying Party.

            (b) With respect to the defense of any Proceeding against or involving an Indemnified Party for which indemnification is provided in Section
8.5 or 8.6 above, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party.

            (c) Notwithstanding this Section 8.7: (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense); provided that the Indemnifying Party will pay the fees and expenses of counsel to the Indemnified Party if (i) the Indemnified Party reasonably believes that there exists a conflict of interest which, under applicable principles of legal ethics, would prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or (ii) the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

            (d) The Indemnifying Party may not enter into any settlement of any claim or Proceeding other than for money damages and not for injunctive or equitable relief unless it has first obtained the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold).

            8.8 Payment. Upon the determination of the liability under Sections
8.5 through 8.7 of this Agreement or otherwise between the parties or by judicial proceeding, the appropriate party shall pay to the other, as the case may be, within 10 days after such determination, the amount of any claim for indemnification made hereunder.

            8.9 Cumulative Voting. The Buyers shall not be entitled to cumulate any shares of Common Stock held by such Buyers on the date hereof or hereafter acquired for purposes of voting to elect Directors to the Board of Directors of the Company, as provided in Neb. Rev. Stat. Section 21-2066 and Article XII,
Section 1 of the Nebraska Constitution.

            SECTION 9.  DEFINITIONS

            "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign Tax law) of which any of the Company or the Subsidiaries is or has been a member.

            "Amended Articles of Incorporation" has the meaning set forth in
Section 3.1(f).

            "Annual Budget" has the meaning set forth in Section 4.1(c).

            "Articles of Incorporation" has the meaning set forth in Section 3.1(f).

            "Audit" means any audit, assessment of Taxes, or other examination by any taxing authority, proceedings, or appeal of such proceedings relating to Taxes.

            "Board" means the board of directors of the Company.

            "Buyers" and "Buyer" have the meaning set forth in the recitals hereto.

            "Closing" has the meaning set forth in Section 2.1.

            "Closing Date" has the meaning set forth in Section 2.1.

            "Closing Transactions" has the meaning set forth in Section 2.2.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Company" has the meaning set forth in the recitals hereto.

            "Environmental Lien" means a Lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company and its Subsidiaries arising under Environmental and Safety Requirements.

            "Environmental Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health or safety, workplace health or safety or pollution or protection of the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Financial Statements" has the meaning set forth in Section 5.5.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Governmental Entity" means the United States of America or any nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

            "Indebtedness" shall mean at a particular time, without duplication,
(i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past custom and practice) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) all debts of other Persons guaranteed or otherwise supported in any manner by the Company or any of its Subsidiaries, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, domain names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

            "Knowledge of the Company" means the actual knowledge of Gary Kuck, Thomas Cochran, Edward Campbell and Monty Rhode.

            "Leased Property" has the meaning set forth in Section 5.9.

            "Leases" has the meaning set forth in Section 5.9.

            "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of any arbitrator or Governmental Entity.

            "Lien" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

            "Losses" means any claims, liabilities, losses, damages (including consequential damages and damages for lost profits), deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys', consultants', accountants' and experts' fees and expenses).

            "Material Adverse Effect" means a material adverse change in the assets, earnings, financial condition, business or operating results of the Company and its Subsidiaries taken as a whole.

            "Owned Property" has the meaning set forth in Section 5.9.

            "Permitted Liens" means (i) Liens for taxes not yet due and taxes for which adequate provision is made in the Unaudited Financial Statements, (ii) purchase money security interests in supplies and equipment, (iii) precautionary Liens filed by lessors with respect to leased equipment, (iv) workman's and materialman's Liens that, with respect to amounts owed to such persons, are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established by the Company, and (v) encumbrances which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially impair the use of the property subject thereto and do not materially impair the use of the property subject thereto or the operation of the Company's or its Subsidiaries' businesses.

            "Person" means an individual, a partnership (including a limited partnership), a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Purchase Price" has the meaning set forth in Section 1.1.

            "Real Property" has the meaning set forth in Section 5.9(b).

            "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company and certain stockholders of the Company.

            "Related Documents" means the Amended Articles of Incorporation and the Joinders.

            "Required Buyers" has the meaning set forth in Section 4.3.

            "Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders, all contractual obligations and all common law concerning public health and safety and worker health and safety.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series C Preferred" has the meaning set forth in the recitals hereto.

            "Stockholders Agreement" means the Amended and Restated Stockholders Agreement dated as of the date hereof by and among the Company and certain stockholders of the Company.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons (x) shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity, or, if no Person possesses the control described in clause (x), then (y) shall be allocated a majority of partnership, association, limited liability company or other business entity gains or losses (without regard to any preferred allocations).

            "Taxes" means any federal, state, local or foreign income, estimated, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, employees' income withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

            "Tax Returns" means returns, declarations, reports, claims for refund and information returns or statements relating to Taxes, including any schedules or attachments thereto and including any amendments to any of the foregoing.

            SECTION 10. MISCELLANEOUS.

            10.1 Amendment and Waiver. Except as otherwise expressly provided herein, no modification or amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and each of the Buyers. No other course of dealing between the Company and the Buyers or any delay in exercising any rights hereunder or under the Company's certificate of incorporation shall operate as a waiver of any rights of any Buyer.

            10.2 Notices. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied with telephonic confirmation to the receiving party. Notices, demands and communications to the Company and the Buyers will, unless another address is specified in writing, be sent to the address indicated below:

            To the Company:

                  Centurion International, Inc.
                  3425 North 44th Street
                  Lincoln, Nebraska 68501
                  Telecopy:  (402) 467-4528
                  Attention: Gary Kuck

                  with a copy (which will not constitute notice to the Company) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Telecopy:(212) 446-4900
                  Attention Frederick Tanne, Esq.

            To any Buyer: to the address set forth opposite such Buyer's name on Annex 1 attached hereto or at such other address as any Buyer shall notify the Company of in accordance with the provisions of this Section 10.2.

            10.3  Binding Agreement; Assignment.

            (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of each of the Buyers.

            (b) The Buyers may assign their respective rights under this Agreement to any of their respective Affiliates.

            10.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

            10.5 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

            10.6 Headings. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

            10.7 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

            10.9 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties, their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

            10.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY

COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            10.11 Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity and interpretation of this agreement and the exhibits and schedules hereto shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. All judicial proceedings brought against any party hereto with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement subject, however, to rights of appeal.

            10.12 Other Definitional Provisions.

            (a) Accounting Principles. Except as otherwise expressly provided, the classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, for purposes of this Agreement will be determined and made in accordance with GAAP, consistently applied.

            (b) "Hereof," etc. The terms "hereof," "herein," "hereby" and "hereunder" and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause and exhibit references contained in this Agreement are references to Sections, clauses and exhibits in or annexed to this Agreement, unless otherwise specified.

            (c) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

            (d) Including. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

                             *    *    *    *    *

            IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

                              CORNERSTONE EQUITY INVESTORS IV, L.P.

                              By:   Cornerstone IV, LLC
                              Its:  General Partner


                              By:   /s/ Robert H. Getz
                                    ------------------------------
                                    Name:  Robert H. Getz
                                    Title: Managing Director


                              THE STATE OF WISCONSIN INVESTMENT BOARD


                              By:  /s/ Jon Vanderpleeg
                                    ------------------------------
                                    Name:  Jon Vanderpleeg
                                    Title: Portfolio Manager


                              PRUDENTIAL PRIVATE EQUITY INVESTORS III,
                              L.P.

                              By:   Prudential Equity Investors, Inc.
                              Its:  General Partner

                              By:   Cornerstone Equity Investors, L.L.C.
                              Its:  Investment Advisor


                              By:   /s/ Robert H. Getz
                                    ------------------------------
                                    Name:  Robert H. Getz
                                    Title: Managing Director


                              RANDOLPH STREET PARTNERS III


                              By:   /s/ Frederick Tanne
                                    ------------------------------
                                    Name:  Frederick Tanne
                                    Title:

                              K&E INVESTMENT PARTNERS, LLC-2000DIF


                              By:   /s/ Glen Hess
                                    ------------------------------
                                    Name: Glen Hess
                                    Title:


                              KUCK INVESTMENT PARTNERS, L.P.


                              By:   /s/ Gary L. Kuck
                                    -----------------------------
                                    Name: Gary L. Kuck
                                    Title: Managing Agent



                              /s/ P. Jackson Bell
                              -----------------------------------
                              P. JACKSON BELL


                              BEHLMAN FAMILY REVOCABLE TRUST


                              By:   /s/ Robert Behlman
                                    ----------------------------
                                    Name: Robert Behlman
                                    Title: Trustee


                              CENTURION INTERNATIONAL, INC.


                              By:   /s/ Gary L. Kuck
                                    ----------------------------
                                    Name: Gary L. Kuck
                                    Title: President/CEO/Chairman

                                                       ANNEX 1 TO THE SECURITIES
                                                       PURCHASE AGREEMENT
                                                       -------------------------


                                                                           SHARES
                                                                          PURCHASED
            BUYER                           ADDRESS                       HEREUNDER              PURCHASE PRICE
            -----                           -------                       ---------              --------------
Cornerstone Equity Investors   717 Fifth Avenue                            475,857                $6,590,625.00
IV, L.P.                       Suite 1100
                               New York, NY 10022
                               Telecopy: (212) 826-6798
                               Attention:  Mark Rossi;
                                     Robert Getz

                               with a copy (which will not
                               constitute notice to Cornerstone
                               Equity Investors IV, L.P.) to:

                               Kirkland & Ellis
                               153 East 53rd Street
                               New York, NY  10022
                               Telecopy:  (212) 446-4900
                               Attention: Frederick Tanne, Esq.

                                                                           SHARES
                                                                          PURCHASED
            BUYER                           ADDRESS                       HEREUNDER              PURCHASE PRICE
            -----                           -------                       ---------              --------------
State of Wisconsin             State of Wisconsin Investment               667,870                 $ 9,250,000
Investment Board               Board
                               121 East Wilson Street
                               Madison, Wisconsin  53702
                               (if by U.S. mail: P.O. Box 7842,
                               Madison, Wisconsin 53707-7842)
                               Attn: Jon R. Vanderploeg,
                               Portfolio Manager
                               Fax: (608) 266-2436

                               With a copy (which copy shall not
                               constitute notice) to:

                               Michael Best & Friedrich LLP
                               One South Pinckney Street,
                               Suite 700
                               Madison, Wisconsin  53703
                               (if by U.S. Mail: P.O. Box 1806,
                               Madison, Wisconsin 53701-1806)
                               Attn: Timothy S. Crisp
                               Fax: (608) 283-2275

                                                                           SHARES
                                                                          PURCHASED
            BUYER                           ADDRESS                       HEREUNDER              PURCHASE PRICE
            -----                           -------                       ---------              --------------
Prudential Private Equity      c/o Cornerstone Equity Investors            192,013                 $ 2,659,375
Investors III, L.P.            IV, L.P.
                               717 Fifth Avenue
                               Suite 1100
                               New York, NY 10022
                               Telecopy: (212) 826-6798
                               Attention:  Mark Rossi;
                                     Robert Getz

                               with a copy (which will not
                               constitute notice to Cornerstone
                               Equity Investors IV, L.P.) to:

                               Kirkland & Ellis
                               153 East 53rd Street
                               New York, NY  10022
                               Telecopy:  (212) 446-4900
                               Attention: Frederick Tanne, Esq.

Randolph Street Partners III   Kirkland & Ellis                             7,220                  $   100,000
                               153 East 53rd Street
                               New York, NY  10022
                               Telecopy:  (212) 446-4900
                               Attn: Frederick Tanne, Esq.

K&E Investment Partners,       Kirkland & Ellis                            14,440                  $   200,000
LLC-2000DIF                    153 East 53rd Street
                               New York, NY  10022
                               Telecopy:  (212) 446-4900
                               Attn: Frederick Tanne, Esq.
Kuck Investment Partners,      c/o Gary Kuck                               72,202                  $ 1,000,000
L.P.                           Centurion International, Inc.
                               3425 North 44th Street
                               Lincoln, NE 68501
                               (402) 467-4491 (tel)
                               (402) 465-1435 (fax)

                                                                           SHARES
                                                                          PURCHASED
            BUYER                           ADDRESS                       HEREUNDER              PURCHASE PRICE
            -----                           -------                       ---------              --------------
P. Jackson Bell                1145 San Mateo Drive                         7,220                  $   100,000
                               Menlo Park, CA 94025
                               (650) 329-0927 (tel)
                               (650) 322-0388 (fax)

Behlman Family Revocable       c/o Robert G. Behlman                        7,220                  $   100,000
Trust                          Celestica Inc.
                               2222 Qume Drive
                               San Jose, CA 95131
                               (408) 953-1020 (tel)
                               (408) 922-2727 (fax)
                                                                                                   ===========
                                                                                                   $20,000,000